Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (No. 333-155310) and S‑8 (Nos. 333-155376, 333-132496, 333-129873, 333-108095 and 333-189508) of American States Water Company of our report dated February 24, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
February 24, 2016